Exhibit 10.36

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

OF OIL AND GAS PROPERTIES

THE STATE OF TEXAS	)(

COUNTY OF TITUS	)(

WHEREAS, Joe Bailey Allen is the Interim Trustee for Sesco Production Company, Debtor, under proceedings in Case No. TY-84-00013 in the United States Bankruptcy Court for the Eastern District of Texas, Tyler, Texas; and

WHEREAS, Joe Bailey Allen, Interim Trustee, desires to convey the oil and gas properties described in Exhibit “A” attached hereto and made a part hereof, pursuant to the Order of the Bankruptcy Court dated February 23, 1987, approving the sale of said oil and gas properties.

NOW, THEREFORE, for and in consideration of the sum of EIGHT HUNDRED DOLLARS ($800.00), the receipt of which is hereby acknowledged, JOE BAILEY ALLEN, INTERIM TRUSTEE FOR SESCO PRODUCTION COMPANY, DEBTOR, ASSIGNOR, does hereby grant, sell, assign, convey and deliver to INTERNATIONAL DRILLING CORP. and BOBBY GRIFFITH, ASSIGNEES, free and clear of liens, the oil and gas properties described in Exhibit “A” attached hereto and made a part hereof.

This assignment shall be effective February 1, 1987.

TO HAVE AND TO HOLD unto ASSIGNEES, their successors and assigns, without warranty of title, express or implied.

This assignment is made pursuant to the Order of the United States Bankruptcy Court dated February 23, 1987.

DATED this 16th day of March, 1987.

/s/ Joe Bailey Allen
JOE BAILEY ALLEN, INTERIM TRUSTEE

THE STATE OF TEXAS	)(

COUNTY OF GREGG	)(

This instrument acknowledged before me this 16th day of March, 1987 by JOE BAILEY ALLEN.

My commission expires: 3/31/89

/s/ Illegible
NOTARY PUBLIC, STATE OF TAXES

EXHIBIT “A”

F. H. ANSCHUTZ #1, #2, #2D, Titus County, Texas

The full leasehold estate covering the following lands:

79 acres, more or less, out of the M. J. Davis Survey, A-172, in Titus County Texas, described in an Oil, Gas and Mineral Lease from F. H. Anschutz et ux, Bennie Anschutz, to Sesco Production Company, dated December 21, 1973, recorded in Volume 386, Page 491, Deed Records of Titus County, Texas, limited to depths from the surface of the ground down to 5,000 feet below the surface of the ground, which leasehold estate, after the deduction of royalties, is entitled to 87.5% of the oil and gas produced therefrom.

JOHN PARR NO. 1, Titus County, Texas

An undivided 57.1875% of the oil and gas leasehold estate covering the following land:

The East half of the North 15 acres of that certain tract containing 35-4/5 acres of land, more or less, and being the same land described in a deed from Edgar Hays et ux, to John Parr dated May 13, 1952, recorded in Volume 192, Page 389 of the Titus County Deed Records, reference to which is here made for all purposes, which undivided interest, after the deduction of royalties and overriding royalties, is entitled to 46.4058% of the oil and gas produced therefrom.

It is the intention hereof to convey like interests in the personal property pipe, tanks and equipment situated on said leasehold estates.

Addresses of the Parties:	Sesco Production Company P. O. Box 752 Longview, Texas 75601

International Drilling Corp. and Bobby Griffith 1304 Avenue L Cisco, Texas 76437